Exhibit 99.1

InVivo Therapeutics Reports Third Quarter 2011 Financial Results, Provides Business Update

CAMBRIDGE, Mass. (November 15, 2011) – InVivo Therapeutics Holdings Corp. (OTC/BB: NVIV), a developer of groundbreaking technologies for the treatment of spinal cord injuries (SCI), today reported financial results for the three and nine months ended September 30, 2011 and provided a business update.

The Company’s biopolymer scaffold technology is designed to provide structural support for a damaged spinal cord to promote healing and improve functional recovery and prognosis for SCI patients. Today there is no effective treatment for the spinal cord for paralysis caused by SCIs, and the annual market potential is estimated to be over $10 Billion.

Financial Results

For the three months ended September 30, 2011, the Company reported net income of $3,067,000, or $0.06 per diluted share, compared with a net loss of $837,000, or $0.03 per diluted share, for the three months ended September 30, 2010. Included in net income for the three months ended September 30, 2011, was a non-cash gain of $5,276,000, or $0.10 per diluted share associated with a reduction in the fair value of the derivative warrant liability. Total operating expenses were $2,213,000 during the third quarter of 2011, compared with $749,000 in the prior year third quarter. Research and development expense was $1,017,000 in the third quarter of 2011, up from $325,000 in the third quarter of 2010 as the Company prepared to initiate a clinical trial, and broadened its portfolio of products. General and administrative expense rose to $1,196,000 in the three months ended September 30, 2011 from $424,000 in the three months ended September 30, 2010 as the Company made investments to expand infrastructure and incurred costs associated with public company practices.

For the nine months ended September 30, 2011, the Company reported a net income of $419,000 or $0.01 per diluted share, compared with a net loss of $2,261,000, or $0.08 per diluted share, in the comparable 2010 period. Included in net income for the nine months ended September 30, 2011, was a non-cash gain of $6,560,000, or $0.12 per diluted share associated with a reduction in the fair value of the derivative warrant liability. The Company had cash and cash equivalents of $3,687,000 as of September 30, 2011.

“We had a strong third quarter as we prepare for human studies to treat acute spinal cord injury,” commented Frank Reynolds, Chief Executive Officer of InVivo Therapeutics. “Shortly, we’ll also begin working with FDA on our second product, a drug releasing hydrogel for acute spinal cord injuries. We have leveraged our years of hydrogel research to make significant progress in advancing our FDA timeline for our peripheral nerve injury device as well. This device extends our focus to degenerative nerve conditions and we now expect to submit an application for peripheral nerve injury to FDA in the summer of 2012. We expect our system to change the paradigm for peripheral nerve treatment just as we’re changing it for spinal cord injuries.”

Recent Highlights:

•	Submitted an IDE and awaiting FDA clearance to commence a human clinical study with the Company’s proprietary biopolymer scaffolding device for acute SCI.

•	Prepared primate hydrogel data for FDA review.

•	Finalized peripheral nerve study to support FDA application in the summer 2012.

•	Completed third primate study and will submit results to peer-reviewed journal.

•	Completed preclinical study in rodent SCI contusion model with positive results confirming primate results.

•	Appointed Ed Wirth, formerly Director Regenerative Medicine of Geron Corporation, as Chief Scientific Officer.

•	Appointed Jonathan Slotkin, M.D. as Medical Director.

•	Expanded neuroscience team including a new Laboratory Director and Research & Development Manager.

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is focused on utilizing polymers as a platform technology to develop treatments to improve function in individuals paralyzed as a result of traumatic spinal cord injury. The Company was founded in 2005 on the basis of proprietary technology co-invented by Robert Langer, ScD., Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who is affiliated with Massachusetts General Hospital. In 2011, the Company earned the prestigious David S. Apple Award from the American Spinal Injury Association for its outstanding contribution to spinal cord injury medicine. The publicly traded company is headquartered in Cambridge, MA. For more details, visit www.invivotherapeutics.com

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to sell additional shares of common stock and warrants to purchase common stock, the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology in connection with spinal cord injuries; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including our Form 10-K and 10-Q’s and our current reports on Form 8-K. We do not undertake to update these forward-looking statements made by us.

(Tables to follow)

Contact

SS/PR

Lisa Kornblatt

847-415-9330

lkornblatt@sspr.com

InVivo Therapeutics Holdings Corp.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Operating expenses:
Research and development	$1,016,865	$324,626	$3,045,426	$950,059
General and administrative	1,196,455	424,050	3,095,877	974,942

Total operating expenses	2,213,320	748,676	6,141,303	1,925,001

Operating loss	(2,213,320)	(748,676)	(6,141,303)	(1,925,001)

Other income (expense):
Other income	—	—	—	—
Interest income	4,778	47	7,539	267
Interest expense	—	(36,931)	(7,150)	(285,259)
Derivatives gain (loss)	5,275,591	(51,195)	6,559,835	(51,195)

Other income (expense), net	5,280,369	(88,079)	6,560,224	(336,187)

Net income (loss)	$3,067,049	$(836,755)	$418,921	$(2,261,188)

Net income (loss) per share, basic	$0.06	$(0.03)	$0.01	$(0.08)

Net income (loss) per share, diluted	$0.06	$(0.03)	$0.01	$(0.08)

Weighted average number of common shares outstanding, basic	51,889,111	31,147,190	51,743,138	29,378,512

Weighted average number of common shares outstanding, diluted	54,269,856	31,147,190	54,198,981	29,378,512

InVivo Therapeutics Holdings Corp.

Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	Unaudited
ASSETS:

Current assets:
Cash and cash equivalents	$3,686,929	$8,964,194
Restricted cash	155,000	—
Prepaid expenses	119,523	81,166

Total current assets	3,961,452	9,045,360

Property and equipment, net	520,992	280,181
Other assets	121,764	53,639

Total assets	$4,604,208	$9,379,180

LIABILITIES AND STOCKHOLDERS’ DEFICIT:

Current liabilities:
Accounts payable	$553,807	$336,945
Loan payable-current portion	41,666	—
Capital lease payable-current portion	32,906	—
Derivative warrant liability	4,087,355	10,647,190
Accrued expenses	359,081	247,547

Total current liabilities	5,074,815	11,231,682

Loan payable-less current portion	76,391	—
Capital lease payable-less current portion	43,281	—

Total liabilities	5,194,487	11,231,682

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.00001 par value, authorized 200,000,000 and 100,000,000 shares at September 30, 2011 and December 31, 2010, respectively; issued and outstanding 52,005,902 and 51,647,171 shares at September 30, 2011 and December 31, 2010, respectively.	520	516
Additional paid-in capital	12,079,127	11,235,829
Deficit accumulated during the development stage	(12,669,926)	(13,088,847)

Total stockholders’ deficit	(590,279)	(1,852,502)

Total liabilities and stockholders’ deficit	$4,604,208	$9,379,180